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                                                                    EXHIBIT 10.1

IRREVOCABLE STANDBY LETTER OF CREDIT        DATE: DECEMBER 3, 1999

BENEFICIARY                              DELIVERY BY COURIER SERVICE
GILBANE BUILDING COMPANY
7 JACKSON WALKWAY                        CREDIT NUMBER: S-023-STBY-50103433
PROVIDENCE, RI 02940


Dear Sir or Madam:

        BY ORDER OF:
                        NAVISITE, INC.
                        100 BRICKSTONE SQUARE
                        ANDOVER, MA 01810

We hereby open in your favor our Irrevocable Standby Letter Of Credit for the account of Navisite, Inc. for a sum or sums not exceeding a total of US Dollars 10,325,238.52 (Ten Million Three Hundred Twenty Five Thousand Two Hundred Thirty Eight And 52/100 US Dollars) available by your draft(s) at sight on ourselves effective immediately and expiring at our counters on February 29, 2000.

Draft(s) must be accompanied by:

1) Beneficiary's signed statement certifying: "The amount of our draft drawn under BankBoston, N.A. Letter of Credit No. 50103433 represents the amount due on invoice(s) presented to Navisite, Inc. which was (were) not paid in accordance with the terms of payment or contract. Demand for payment has been made and payment has not been received by us from Navisite, Inc. or any other source."

2) Copy of unpaid invoice(s).

Each draft must bear upon its face the clause "Drawn under Letter of Credit No. 50103433 dated December 3, 1999 of BankBoston, N.A., Boston, MA".

The amount available for drawing under this Letter of Credit will be automatically reduced by any payments made outside this credit to Gilbane Building Company if such payments are effected by BankBoston, N.A., make reference to this credit and copy of payment is sent to Global Trade Services by fax to (617) 434-5909.

We hereby agree that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored if presented to the above-mentioned drawee bank on or before February 29, 2000.


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PAGE 2 - CREDIT NO. S-023-STBY-50103433

Documents for negotiation/payment under this Letter of Credit are to be sent via courier services in one lot to BankBoston, N.A., attn: Global Trade Services Dept., 150 Federal Street, Boston, MA 02110, Mail Stop 50-04-01.

This Standby Letter of Credit is subject to the "International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590."

Kindly note that the prefix S-023-STBY is included in our letter of credit number for internal identification purposes only and is subject to change. The remainder of our reference number is the actual letter of credit number which is not subject to change.

Kindly address all correspondence regarding this letter of credit to the attention of our Letter of Credit Operations, P.O. Box 1763, Boston, MA 02105, attention Nathalie Alves, mentioning our reference number as it appears above. Telephone inquiries can be made to Nathalie Alves at (617) 434-5493.

                                Very truly yours,

                                /s/ Milan Kucha
                                -------------------------------
                                Milan Kucha
                                Trade Services Representative